Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Wave Life Sciences Ltd.:

We consent to the use of our report dated March 4, 2021 with respect to the consolidated financial statements of Wave Life Sciences Ltd. incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts
August 31, 2021